UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
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KINDRED HEALTHCARE, INC.

(Name of Registrant as Specified in Its Charter)

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April 14, 2015

Notice to Our Shareholders:

It is with deep regret that we inform you of the passing on April 10, 2015 of John H. Short, Ph.D., who had been a director of Kindred Healthcare, Inc. since June 2011 and was a nominee for re-election as a director at the 2015 Annual Meeting of Shareholders. Dr. Short passed away subsequent to the filing and printing of the proxy materials for the 2015 Annual Meeting, which have previously been transmitted to you.

Because Dr. Short will not be a nominee for election as a director at the 2015 Annual Meeting, there are now only ten nominees for election as directors. Each of the other nominees is named in our 2015 Proxy Statement. The Board of Directors has accordingly reduced the size of the Board to ten members. Any votes cast for Dr. Short will not be counted. It is not necessary for you to re-vote your shares if you have already voted or to obtain a new proxy card if you have not yet voted. Any shareholder of record who may desire to re-vote or change a previously executed proxy, however, may do so by following the procedures set forth in our Proxy Statement.

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202